UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 22, 2015

Pacific Biosciences of California, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34899	16-1590339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1380 Willow Road

Menlo Park, California 94025

(Address of principal executive offices, including zip code)

(650) 521-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.Results of Operations and Financial Condition.

This current report on Form 8-K contains forward-looking statements that involve risks and uncertainties. Forward-looking statements are based on management’s beliefs and assumptions and on information currently available to them. The Company’s actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us and described in the Company’s most recently filed Quarterly Report on Form 10-Q, Annual Report on Form 10-K, or the Company’s other filings with the SEC, as the case may be. You should not place undue reliance on forward-looking statements, which apply only as of the date of this Current Report on Form 8-K. The Company assumes no obligation to update these forward-looking statements.

On October 22, 2015, Pacific Biosciences of California, Inc. (the “Company”) reported its financial results for the quarter ended September 30, 2015. The Company’s unaudited Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) and Condensed Consolidated Statements of Cash Flows are included as Exhibits 99.1, 99.2 and 99.3 hereto, respectively, and are incorporated herein by reference.

Revenue for the third quarter of 2015 totaled $13.9 million, compared to $20.6 million for the third quarter of 2014. Third quarter 2015 revenue included product and service revenue of $10.3 million and $3.6 million of contractual revenue, while third quarter 2014 revenue included product and service revenue of $8.9 million and $11.7 million of contractual revenue. Third quarter 2014 contractual revenue included $10 million of milestone revenue while third quarter 2015 contractual revenue reflected a higher quarterly amortization of the upfront cash payment received in fiscal 2013 in connection with entry into a Development, Commercialization and License Agreement with F. Hoffman-La Roche Ltd (“Roche”).  Beginning in the three-month period ended March 31, 2015 the Company revised the estimated development period related to its contractual revenue amortization, which resulted in higher quarterly amortization.

Gross profit for the third quarter of 2015 was $6.6 million, resulting in a gross margin of 47.1%, compared to gross profit of $13.2 million and a gross margin of 63.8% for the third quarter of 2014. The decrease in gross profit and margin was primarily driven by the $10 million Roche milestone payment recognized in the third quarter of 2014.

Operating expenses totaled $3.9 million for the third quarter of 2015, which consisted of aggregate expenses of $26.9 million offset by a one-time gain on lease amendments of $23.0 million, compared to operating expenses of $21.6 million for the third quarter of 2014.

Net income for the quarter was $1.8 million primarily driven by the one-time gain on lease amendments of $23.0 million, compared to a net loss of $9.2 million for the third quarter of 2014. Net income per share for both basic and diluted for the third quarter of 2015 was $0.02 per share as compared to the net loss for the third quarter of 2014 of $0.13 per share.

Cash and investments at September 30, 2015 totaled $58.9 million, compared to $101.3 million at December 31, 2014.

The Company has provided disclosure regarding its Results of Operations for the Quarter Ended September 30, 2015 and updated its Risk Factors.  The revised disclosure is filed herewith as Exhibit 99.4 and incorporated by reference.

The information set forth in this Item 2.02, as well as Exhibit 99.1, 99.2, 99.3 and 99.4 referenced therein, shall be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, and shall be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

99.1	Condensed Consolidated Balance Sheets (unaudited)
99.2	Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) (unaudited)
99.3	Condensed Consolidated Statements of Cash Flows (unaudited)
99.4	Discussion of Results of Operations for the Quarter Ended September 30, 2015 and Risk Factors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Biosciences of California, Inc.

By:	/s/ Susan K. Barnes
Susan K. Barnes Executive Vice President, Chief Financial Officer & Principal Accounting Officer

Date: October 22, 2015

EXHIBIT INDEX

Exhibit No.	Description
99.1	Condensed Consolidated Balance Sheets (unaudited)
99.2	Condensed Consolidated Statements of Operations and Comprehensive Income (loss) (unaudited)
99.3	Condensed Consolidated Statements of Cash Flows (unaudited)
99.4	Discussion of Results of Operations for the Quarter Ended September 30, 2015 and Risk Factors